EXHIBIT 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 28th day of August, 2007, by and among BANK OF AMERICA, N.A., a national banking association (“Bank of America”) with an office at One South Wacker Drive, Suite 3400, Chicago, Illinois 60606, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Bank of America, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the LENDERS and MFRI, INC., a Delaware corporation (“MFRI”), MIDWESCO FILTER RESOURCES, INC., a Delaware corporation (“Midwesco”), PERMA-PIPE, INC., a Delaware corporation (“Perma-Pipe”), THERMAL CARE, INC., a Delaware corporation (“Thermal Care”), TDC FILTER MANUFACTURING, INC., a Delaware corporation (“TDC”) and MIDWESCO MECHANICAL AND ENERGY, INC., a Delaware corporation (“Mechanical”). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied. MFRI, Midwesco, Perma-Pipe, Thermal Care, TDC and Mechanical are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”.

WHEREAS, Borrowers (other than Mechanical), Agent, and the Lender signatories thereto hereto entered into that certain Amended and Restated Loan and Security Agreement dated December 15, 2006, as amended by that First Amendment to Amended and Restated Loan and Security Agreement dated February 28, 2007 by and among Borrowers, Agent and Lenders (said Amended and Restated Loan and Security Agreement, as amended from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Agent and Lenders desire to amend and restate the Loan Agreement as provided herein;

NOW, THEREFORE, in consideration of the following terms and conditions, the parties agreed as follows:

1.           Definitions. All capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

2.           Amended Definitions. The definitions of “Borrowing Base” and “Term Loan Notes” contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead:

“Borrowing Base – as at any date of determination thereof, an amount equal to the lesser of:

(i)         the Revolving Credit Maximum Amount minus the sum of (x) unpaid principal balance of the Term Loan plus (y) the unpaid principal balance of the Equipment Loans; or

(ii)	an amount equal to:
	(x)	the sum of:

(a)       eighty-five percent (85%) of the net amount of Eligible Accounts (other than Eligible Accounts arising from short Term Projects) outstanding at such date; plus

(b)       the lesser of Six Million Dollars ($6,000,000) or eighty-five percent (85%) of the next amount of Eligible Accounts arising from Short Term Projects outstanding at such date; plus

(c)       the lesser of (1) Fourteen Million Dollars ($14,000,000) or (2) fifty-five percent (55%) of the value of Eligible Inventory at such date;

MINUS (subtract from the sum of (a) plus (b) plus (c));

(y)        $1,500,000 (the “Availability Reserve”); provided that Borrowers acknowledge that Agent shall have the right (exercisable in its reasonable discretion) to increase the Availability Reserve, if for any consecutive period of five (5) days or more Availability is less than $5,000,000.

* * *

Term Loan Notes – the Amended and Restated Secured Promissory Notes executed by Borrowers on or about August 28, 2007 in favor of each applicable Lender to evidence its Term Loan, which shall be in the form of Exhibit 1.3A to the Second Amendment, together with any replacement or successor notes therefor.”

3.           Letters of Credit. Section 1.2 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.2       Letters of Credit; LC Guaranties. Agent agrees, for so long as no Default or Event of Default exists and if requested by MFRI, on its own behalf and on behalf of all other Borrowers, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by MFRI, on its own behalf and on behalf of all other Borrowers, Letters of Credit for the account of Borrowers or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date so requested by MFRI, shall guaranty the payment or performance by Borrowers of their reimbursement obligations with respect to letters of credit; provided that the LC Amount shall not exceed Ten Million Dollars ($10,000,000) at any time. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, Borrowers, Agent and Lenders hereby agree that all LC Obligations and all obligations of Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrowers hereby acknowledge are requested and Lenders hereby agree to fund.

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In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender’s Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Lender’s Revolving Loan Percentage.” (changed language underscored)

4.           Term Loan. Section 1.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.3       Term Loan. On or about March 28, 2005, each Lender made a term loan (collectively, the “2005 Term Loan”) to Borrowers in the aggregate principal amount of $4,300,000. As of the date hereof, the aggregate outstanding principal amount of the 2005 Term Loan is $2,027,000. On the Second Amendment Effective Date (as defined in Section 5 of the Second Amendment), each Lender, severally and not jointly, agrees to make a term loan (collectively, the “2007 Term Loan”) to Borrowers on the Closing Date, in the aggregate principal amount set forth below such Lender’s signature to this Second Amendment. The aggregate amount of the 2007 Term Loan is $973,000. The aggregate principal amount of the 2005 Term Loan and the 2007 Term Loan shall be $3,000,000 as of the Second Amendment Effective Date. The 2005 Term Loan and the 2007 Term Loan shall be combined into one term loan (the “Term Loan”), which Term Loan shall be repayable in accordance with the terms of the Term Loan Notes and shall be secured by all of the Collateral. The proceeds of the 2007 Term Loan shall be used solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.”

5.           Fixed Charge Coverage Ratio. The definition of “Fixed Charge Coverage Ratio” contained in Exhibit 8.3 to the Loan Agreement is hereby deleted and the following is inserted in its stead:

“Fixed Charge Coverage Ratio – with respect to any fiscal period, the ratio of (i) EBITDA for such period minus Capital Expenditures (excluding, however, Capital Expenditures financed by third party financing) made within such period minus income taxes paid in cash in such period to (ii) the sum of Interest Expense paid in cash within such period plus principal payments of Money Borrowed (other than Revolving Credit Loans and the $3,150,000 principal payment made on or about September 1, 2007 in respect of the IRB Indebtedness.)”

6.           Conditions Precedent. This Second Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(A)       Borrowers, Agent and Lenders shall have executed and delivered to each other this Second Amendment;

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(B)        Borrowers shall have executed and delivered to Agent an amended and restated Term Loan Note in the form attached to this Second Amendment as Exhibit 1.3A; and

(C)       Borrowers shall have delivered to Agent a Certificate of the Secretary of each Borrower, together with copies of the resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance of this Second Amendment and the other Loan Documents to be executed by Borrowers and the names of the officer or officers of each Borrower authorized to sign this Second Amendment and the other Loan Documents to be executed by each Borrower in connection therewith together with a sample of the true signature of each such officer.

The date on which all of the above conditions precedent have been satisfied or waived is hereinafter revered to as the “Second Amendment Effective Date.” After the Second Amendment Effective Date, Agent shall return the Term Loan Note previously delivered to Agent and Bank of America, as Agent, marked “Amended and Superceded.”

7.           Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.

8.           Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one Agreement.

9.           Continuing Effect. Except as otherwise provided herein, the Loan Agreement remains in full force and effect.

(Signature Page Follows)

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(Signature Page to Second Amendment to

Amended and Restated Loan and Security Agreement)

MFRI, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP CFO

MIDWESCO FILTER RESOURCES, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP

PERMA-PIPE, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP

THERMAL CARE, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP

TDC FILTER MANUFACTURING, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP

MIDWESCO MECHANICAL AND ENERGY, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP

(Signature Page to Second Amendment to

Amended and Restated Loan and Security Agreement)

BANK OF AMERICA, N.A., as Agent and as a Lender By: /s/ Brian Conole Name: Brian Conole Title: Senior Vice President 2007 Term Loan: $973,000

EXHIBIT 1.3A

FORM OF TERM LOAN NOTE

(SECURED PROMISSORY NOTE)

$3,000,000	Amended and Restated as of August __, 2007 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned (“Borrowers”), hereby jointly and severally promises to pay to the order of Bank of America, N.A., a national banking association (hereinafter “Lender”), or its registered assigns at the office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of Three Million Dollars ($3,000,000), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

This Secured Promissory Note (the “Note”) is one of the Term Loan Notes referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of December 15, 2006, by and among Borrowers, the lender signatories thereto (including Lender), and Bank of America, N.A. (“Bank of America”) as Agent for said lenders (Bank of America in such capacity “Agent”) (hereinafter, as amended from time to time, the “Loan Agreement”), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

For so long as no Event of Default shall have occurred and be continuing, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

(a)        interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

(b)        principal shall continue to be due and payable quarterly on September 1, 2007 and each December 1, March 1, June 1 and September 1 thereafter in installments equal to $107,142.86 and

(c)        the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the last day of the Term.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

Exhibit 1.3A – Page 1

This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also prepay this Note in the manner provided in subsection 3.3.5 or Section 4 of the Loan Agreement.

Upon the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

MFRI, INC. By: Name: Title:

MIDWESCO FILTER RESOURCES, INC. By: Name: Title:

PERMA-PIPE, INC. By: Name: Title:

THERMAL CARE, INC. By: Name: Title:

Exhibit 1.3A – Page 2

TDC FILTER MANUFACTURING, INC. By: Name: Title:

MIDWESCO MECHANICAL AND ENERGY, INC. By: Name: Title:

Exhibit 1.3A – Page 3